 Return this form to American Stock Transfer & Trust Company no later than 4 PM
  New York City time on February 3, 2003, which is 3 trading days prior to the expiration date of the exchange offer

                            Do you need Assistance?
                  Call American Stock Transfer & Trust Company
    Toll Free (800) 937-5449 from the U.S. or (718) 921-8200 ext. 6820 from elsewhere

                            IMS HEALTH INCORPORATED
                                  SAVINGS PLAN

                                FORM OF ELECTION

     1.  ABOUT YOU AND YOUR SHARES-INDICATE ADDRESS CHANGE AS NECESSARY BELOW
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                              RETURN THIS FORM TO
              AMERICAN STOCK TRANSFER & TRUST COMPANY AS FOLLOWS:

           BY MAIL:                        BY HAND:                 BY OVERNIGHT DELIVERY:
   AMERICAN STOCK TRANSFER         AMERICAN STOCK TRANSFER         AMERICAN STOCK TRANSFER
       & TRUST COMPANY                 & TRUST COMPANY                 & TRUST COMPANY
        59 Maiden Lane                  59 Maiden Lane                Operations Center
         Plaza Level                     Plaza Level                   6201 15th Avenue
   New York, New York 10038        New York, New York 10038        Brooklyn, New York 11219
                                                                   Attn: Reorg. Department

     FOR INFORMATION, CALL (800) 937-5449, TOLL-FREE, IN THE UNITED STATES
                  AND (718) 921-8200 EXT. 6820 FROM ELSEWHERE

     2.  ELECTION OPTIONS AND REQUIRED SIGNATURES -- COMPLETE A AND B

     A) OPTIONS

       [ ]     Tender 100% of the IMS Health shares in my IMS Health Savings
        Plan account.

       [ ]     Tender ____% of the IMS Health shares in my IMS Health Savings
        Plan account.

     B) REQUIRED SIGNATURES-You must sign below.

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    SIGNATURE OF STOCKHOLDER                              DATE

    (   )
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    AREA CODE AND DAYTIME PHONE